UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2018

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[  ]  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

On May 18, 2018, The Bancorp, Inc. (the "Company") received notification from the Listing Qualifications department of The Nasdaq Stock Market LLC ("Nasdaq") indicating that the Company had previously failed Nasdaq's audit committee composition requirement under Rule 5605(c)(2)(A)(iii) (the "Rule"), which requires, in part, that each audit committee member must not have participated in the preparation of the financial statements of such company or any subsidiary at any time during the past three years.  Mr. John C. Chrystal, a current director of the Company and a former member of the Company's audit committee (the "Audit Committee"), served as the Company's Interim Chief Executive Officer from January to June 2016, and in such role was deemed to have participated in the preparation of the Company's financial statements during that time.  Mr. Chrystal was appointed to the Audit Committee on January 1, 2018, but resigned as a committee member on May 14, 2018 as a result of the Rule.

The letter from Nasdaq acknowledges that the Company regained compliance with the Rule upon Mr. Chrystal's May 14 resignation from the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2018	The Bancorp, Inc.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Chief Financial Officer and Secretary